UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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IT&E INTERNATIONAL GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IT&E International GROUP, INC.
505 Lomas Santa Fe Drive, Suite 200
Solana Beach, CA 92075

NOTICE OF
2006 ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

Dear Stockholders,

I am pleased to invite you to IT&E International Group, Inc.’s 2006 Annual Meeting of Stockholders (the “Annual Meeting”). We will host the meeting at ComVest Investment Partners’ corporate offices at One North Clematis Street, Suite 300 in West Palm Beach, Florida 33401, on Thursday, June 15, 2006 at 9:00 a.m. Eastern Time. In addition to covering the formal items on the agenda, we will review the major developments of the past year and answer your questions. As used herein, the term “we”, “our”, “us,” “Company” or “IT&E” refer to IT&E International Group, Inc., a Delaware corporation, and its subsidiaries.

This booklet includes the agenda for this year’s Annual Meeting and the Proxy Statement (the “Proxy Statement”). The Proxy Statement explains the matters we will discuss in the meeting and provides general information about our Company.

Your vote is very important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy as soon as possible to ensure your representation at the meeting. We have provided a postage-paid envelope for your convenience. If you plan to attend the meeting and prefer to vote in person, you may still do so even if you have already returned your proxy.

IF YOU ARE A STOCKHOLDER OF RECORD (THAT IS, IF YOUR STOCK IS REGISTERED WITH US IN YOUR OWN NAME), YOU MAY VOTE BY FOLLOWING THE INSTRUCTIONS INCLUDED WITH YOUR PROXY CARD. PLEASE NOTE, HOWEVER, THAT IF A BROKER, BANK OR OTHER NOMINEE HOLDS YOUR SHARES OF RECORD AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE BROKER, BANK OR OTHER NOMINEE.

We look forward to seeing you at the meeting.

Sincerely,
Kelly Alberts
President and Director

IT&E INTERNATIONAL GROUP, INC.
505 Lomas Santa Fe Drive, Suite 200
Solana Beach, CA 92075

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS

Date:	June 15
Time:	9:00 am EST
Place:	One North Clematis Street, Suite 300, West Palm Beach Florida 33401

Dear Stockholders,

At our 2006 Annual Meeting, we will ask you to:

•        elect six directors to serve on our Board of Directors (the “Board”) until our 2007 Annual Meeting of Stockholders or until their successors have been duly elected and qualified;

•        approve an amendment to our 2005 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the Plan from 25,000,000 to 50,000,000;

•        ratify our Audit Committee’s selection of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2006; and

•        transact any other business that may be properly presented at the Annual Meeting.

The foregoing items of business are more fully described in the enclosed Proxy Statement.

All holders of outstanding shares of our stock, as of the close of business on April 21, 2006, are entitled to receive notice of, and to vote at, the Annual Meeting or any adjournment or postponement thereof.

By order of the Board of Directors,
Kelly Alberts
President and Director
Solana Beach, California
Monday, May 1, 2006

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

IT&E INTERNATIONAL GROUP, INC.
505 Lomas Santa Fe Drive, Suite 200
Solana Beach, CA 92075

PROXY STATEMENT
INFORMATION ABOUT THE 2006 ANNUAL MEETING AND VOTING

General

The enclosed proxy card has been sent to you by the Board, for use at the Annual Meeting to be held on June 15, 2006, at 9:00 a.m. Eastern Time, or at any adjournment or postponement of the meeting, for the purposes stated in this document. The Annual Meeting will be held at ComVest Investment Partners’ corporate offices at One North Clematis Street, Suite 300 in West Palm Beach, Florida 33401. This Proxy Statement summarizes the information you will need to know to vote in an informed manner.

Voting Rights, Outstanding Shares and Quorum

We will begin mailing this Proxy Statement and the accompanying proxy card on or about May 4, 2006 to all stockholders who are entitled to vote. If you are a holder of record of our common stock at the close of business on April 21, 2006, you are entitled to one vote for each share of our common stock you hold, and if you are a holder of our Series D Convertible Preferred Stock (“Series D Preferred Stock”) at the close of business in April 21, 2006, you are entitled to one vote for each share of common stock into which your Series D Preferred Stock is convertible on such date, in each case, for each matter submitted to a vote of our stockholders. As of April 21, 2006, there were 60,448,875 shares of our common stock, par value $0.001 per share, outstanding, and 11,500 shares of our Series D Preferred Stock, par value $0.001 per share, outstanding, which are convertible into 164,285,665 shares of our common stock.

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares of stock entitled to vote are present at the Annual Meeting in person or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. The inspectors of election we appoint will tabulate the votes cast in person or by proxy at the Annual Meeting. The inspectors of election will treat proxies marked “withhold” and/or “abstain” as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote by the inspectors of election with respect to that matter.

The inspector of election will separately count “For” and “Against” votes, abstentions and broker non-votes. With respect to the election of directors, stockholders do not affirmatively vote “Against” directors. Instead, if a stockholder does not want to elect a particular director, the stockholder may simply withhold their “For” vote. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

If your broker holds your shares as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are typically proposals considered routine under the rules of the New York Stock Exchange on which a broker may vote shares held in street name in the absence of your voting instructions. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes. Proposals 1 and 2 are considered discretionary items.

You may vote in one of the following ways:

•        attend the Annual Meeting and vote in person; or

•        complete, sign, date and return the enclosed proxy card.

We will announce preliminary voting results at the Annual Meeting and publish final voting results in our quarterly report on Form 10-QSB for the second quarter of 2006.

Solicitation

We will bear the entire cost of soliciting proxies, including preparing, assembling, printing and mailing this Proxy Statement, the proxy card and any additional information furnished to stockholders. This cost is estimated to be $5,000. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our stock beneficially owned by others, to forward to such beneficial owners. We may reimburse persons representing beneficial owners of shares of our stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by our Board, officers or other employees. We will not pay our Board or employees any additional compensation for soliciting proxies.

For Shares Registered in the Name of a Broker or Bank

Most beneficial owners whose stock is held in street name receive instructions for voting their shares from their bank, broker or other agent, rather than from our proxy card.

Revocability of Proxies

Once you have submitted your proxy by mail, you may revoke it at any time before we exercise it at the Annual Meeting. You may revoke your proxy by any one of the following three ways:

•        you may mail another proxy marked with a later date;

•        you may notify our Secretary in writing that you wish to revoke your proxy before the Annual Meeting takes place; or

•        you may vote in person at the Annual Meeting. Please note that attendance at the meeting will not, by itself, revoke a proxy.

PROPOSAL 1

ELECTION OF DIRECTORS

Description of our Current Board

Pursuant to a resolution adopted by our Board in accordance with our bylaws, our Board shall consist of seven (7) directors. Our current Board has six (6) directors. The Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock provides that for so long as the Series D Preferred Stock is outstanding, holders of the Series D Preferred Stock, voting as a separate class, shall be entitled to elect five (5) directors and the holders of our common stock, voting as a separate class, shall be entitled to elect two (2) directors.

The term of office of our six current directors expires at this Annual Meeting and the nominees are subject to vote as proposed below. The current members of our Board are listed in the table below.

NAME OF DIRECTOR	AGE	DIRECTOR SINCE
Kelly Alberts	37	April, 2004
Michael Falk	43	November, 2005
Cecilio M. Rodriguez	46	November, 2005
Robert D. Tucker	72	December, 2005
Alastair McEwan	50	February, 2006
Fred Sancilio	56	March, 2006

Nominees for Election as Directors

Each of our current six (6) directors have been nominated by the Board for re-election as a director at the Annual Meeting. Each director elected at the Annual Meeting will serve for a term expiring at the Company’s 2007 Annual Meeting or when his successor has been duly elected and qualified. The Board has no reason to believe that any nominee will refuse or be unable to accept election; however, in the event that any nominee is unable to accept election or if any other unforeseen contingencies should arise, each proxy that does not direct otherwise will be voted for the remaining nominees, if any, and for such other person(s) as may be designated by the Board.

Below is information with respect to each nominee for election.

Kelly Alberts

Mr. Alberts has served as our President and Chief Operating Officer since our inception in 1996. Mr. Alberts received his Bachelors of Science from the University of Iowa.

Michael Falk

Mr. Falk is currently Managing Partner of ComVest Investment Partners (“ComVest”). In 1988, Mr. Falk co-founded Commonwealth Associates, ComVest Investment Partners predecessor. Commonwealth is an affiliated New York City based investment bank whose primary business has been private equity investments led by the principals and partners of Commonwealth and ComVest. From 1995 to 2002, Mr. Falk was Chairman and CEO of Commonwealth Associates. From 2002 to the present, Mr. Falk has served as Chairman of ComVest Group Holdings (“CGH”), and is a board member of Catalyst International, Allegiant Airlines and The CARE Fund. Mr. Falk has extensive experience successfully investing in, restructuring and recapitalizing growth companies, many of which have created significant equity valuations and/or have been acquired. Mr. Falk holds a B.A. degree in Economics from Queens College and attended the Stanford University Executive Program for Smaller Companies. Mr. Falk is a designee to the Board of the holders of a majority in interest of the Series D Preferred Stock.

Cecilio Rodriguez

Mr. Rodriguez has served as the Chief Financial Officer of CGH and various related investment partnerships since May 2004. From October 2000 to May 2004, Mr. Rodriguez was Senior Vice President and Corporate Controller of Jet Aviation International, a multinational aviation services corporation. Mr. Rodriguez is a designee to the Board of the holders of a majority in interest of the Series D Preferred Stock.

Robert D. Tucker

Mr. Tucker is the Chairman and Chief Executive Officer of MBC Direct, LLC, a financial card services company he founded in 2002. Mr. Tucker also acts as Chairman and Chief Executive Officer of Throwleigh Technologies, LLC, a plasma research company he co-founded in 1995. In 1997, Mr. Tucker co-founded Specialty Surgicenters, Inc. for whom he served as Chairman and Chief Executive Officer until 2001 and also as a member of the board of directors until 2004 when the business was acquired. Mr. Tucker was a member of the board of directors of Horizon Medical Products, Inc. from 2001 until its merger with RITA Medical Systems (“RITA”) in 2004. Mr. Tucker resigned from the RITA board of directors in late 2005. Mr. Tucker is a graduate of Georgia State University. Mr. Tucker is a designee to the Board of the holders of a majority in interest of the Series D Preferred Stock.

Alastair McEwan

Mr. McEwan is currently the Chairman of Cornerstone BioPharma and has served a member of the board of directors of Cornerstone BioPharma since 2005. From 2002 to 2004, Mr. McEwan was President, Global Clinical, of Inveresk with responsibilities for all aspects of its global clinical trials division. From 1999 to 2004, Mr. McEwan was a Group Executive Vice President and a member of the Group Executive Board of Inveresk which oversaw the group’s operational performance and set all aspects of its strategic direction. Mr. McEwan is a graduate of the University of Edinburgh and a member of the Institute of Chartered Accountants of Scotland. Mr. McEwan is a designee to the Board of the holders of a majority in interest of the Series D Preferred Stock.

Fred Sancilio

From 2004 to the present, Mr. Sancilio has been the chief executive officer of Sancilio and Company, Inc., an entity established to explore pharmaceutical development opportunities in Asia and South American. From 2002 to 2004, Mr. Sancilio served as a member of the board of directors of aaiPharma, Inc., a full service contract research organization and specialty pharmaceutical company. From 1977 to 2002, Mr Sancilio was the chief executive officer of aaiPharma, Inc. He retired from this position in 2002 and served again briefly as the interim chief executive officer of aaiPharma, Inc. in 2004. Mr. Sancilio earned a B.A., M.S. and Ph.D. in Analytical Chemistry from Rutgers The State University. Mr. Sancilio is a designee to the Board of the holders of a majority in interest of the Series D Preferred Stock.

OUR BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES NAMED ABOVE

Board Meetings

During the fiscal year ended December 31, 2005, our Board held seven (7) meetings. During the 2005 fiscal year, no director attended fewer than seventy five percent (75%) of the number of meetings of the Board held during the period he served on the Board.

Director Nominations

Our Board does not have a formal policy or a nominating committee that determines consideration of director candidates for our Board. Our Board feels that it is appropriate not to have such a formal policy or committee because of the small size of our Board and our Company.

Each member of our Board participates in the consideration of nominees for our Board. Mr. Tucker and Mr. Sancilio are independent pursuant to the definition of independence set forth in Rule 4200(a)(15) of the National Association of Securities Dealers’ (“NASD”) listing standards. None of the other members of our Board are independent pursuant to such definition.

Any stockholder may make recommendations to our Board for membership on the Board as discussed in the section below entitled “Proposals of Stockholders for the 2007 Annual Meeting.” The Board will evaluate candidates recommended by stockholders on the same basis as it evaluates other candidates.

In evaluating potential candidates for membership on our Board, our Board may consider such factors as it deems appropriate. These factors may include judgment, skill, diversity, integrity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members and the extent to which the candidate would be a desirable addition to our Board and to any committees of the Board. While our Board has not established any specific minimum qualifications for director nominees, our Board believes that demonstrated leadership, as well as significant years of service, in an area of endeavor such as business, law, public service, related industry or academia, is a desirable qualification for service as a director of the Company.

Board Committees

Our Board has two committees: an Audit Committee (the “Audit Committee”) and a Compensation Committee (the “Compensation Committee”). Below is a description of both committees. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

Our Board established an Audit Committee and adopted an Audit Committee Charter in October 2005. The Audit Committee did not hold any meetings during fiscal year 2005. The Audit Committee advises and makes recommendations to the Board concerning our internal controls, our independent auditors and other matters relating to our financial activities and reporting. The Audit Committee is comprised of Cecilio Rodriguez, Fred Sancilio and Alastair McEwan. Mr. Rodriguez is our Audit Committee financial expert. Mr. Rodriguez is not “independent” pursuant to the definition of Rule 4200(a)(15) of the National Association of Securities Dealers’ listing standards because Mr. Rodriguez is an affiliate of ComVest and ComVest Advisors LLC both of which have received advisory or other compensatory fees in connection with the sale of senior secured convertible promissory notes (the “Senior Notes”) on November 9, 2005, in an aggregate principal amount of $7,000,00 (the “Private Placement”) and financial advisory services provided to the Company, respectively.

Compensation Committee

Our Board established a Compensation Committee and adopted a Compensation Committee Charter in October 2005. The Compensation Committee did not hold any meetings during fiscal year 2005. The Compensation Committee advises and makes recommendations to the Board concerning the compensation of directors, officers and senior management. The Compensation Committee is comprised of Michael Falk, Fred Sancilio and Alastair McEwan. Mr. Sancilio is the chair of the Compensation Committee.

Code of Ethics

Our Board has adopted a Code of Business Conduct and Ethics related to and governing the conduct of all the Company’s officers, directors and employees.

Attendance of Directors at Annual Meetings of Stockholders

We encourage each of our directors to attend each annual meeting of stockholders. All of our current directors who were directors as of the 2005 Annual Meeting of Stockholders (the “2005 Annual Meeting”) attended the 2005 Annual Meeting.

Communications with the Board of Directors

Stockholders who wish to communicate with members of the Board may send correspondence to them in care of: IT&E International Group, Inc., Chief Executive Officer, 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California 92075.

MANAGEMENT

As of May 1, 2006, the following persons were officers of our company:

NAME	POSITION	AGE
Kelly Alberts	President, Chief Operating Officer and Director	37
Anthony Allocca	Vice President—Operations	62
Michael Jeub	Chief Financial Officer	63
Dr. Gene Resnick	Senior Vice President, and President of Millennix Division	57

Background

Kelly Alberts

See, “ELECTION OF DIRECTORS—Nominees for Election as Directors” for additional biographical information on Mr. Alberts.

Anthony Allocca

Mr. Allocca has served as our Vice President of Operations since our inception in 1996. Mr. Allocca is a graduate of the University of Maryland and served in the United States Air Force.

Michael Jeub

Mr. Jeub has served as our Chief Financial Officer since April 11, 2006. Since 2004, Mr. Jeub has been a director of 360 Global Wines. Since 2000, Mr. Jeub also has been a partner of Tatum Partners, LLC. As such, from January 2005 through February 2006, Mr. Jeub served as the Chief Financial Officer of Road Runner Sports, Inc. and from June 2002 through October 2003, Mr. Jeub served as the Chief Financial Officer of The Immune Response Corp.

Gene Resnick

Dr. Resnick has served as our Senior Vice President and President of the Millennix Division since November 2005. From 1997 through November 2005, Dr. Resnick served as President and Chief Executive Officer of Millennix Inc. (“Millennix”), a Contract Research Organization specializing in oncology, immunology, gene therapy, vaccines, complex infectious diseases, metabolic disease and other chronic indications. Dr. Resnick received his Bachelor of Science degree from Cornell University and his medical degree from Cornell University Medical College.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR 2005 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AVAILABLE FOR ISSUANCE UNDER THE PLAN FROM 25,000,000 TO 50,000,000

Our Board has adopted, subject to stockholder approval, an amendment to our 2005 Equity Incentive Plan (the “Plan”), under which employees, consultants and directors may receive grants of stock options, restricted stock awards and stock bonuses, to increase the maximum number of shares that have been reserved for issuance under the Plan from 25,000,000 to 50,000,000. The principal features of the Plan are summarized below. Such summary is qualified in its entirety by reference to the full text of the Plan, a copy of which, as so amended, is attached as Appendix “A” to this Information Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2

Description of the 2005 Equity Incentive Plan

Terms and Conditions of the Plan

We believe that our ability to award incentive compensation based on equity in our Company is critical to our success in remaining competitive and attracting, motivating and retaining key personnel. The efforts and skill of our employees and other personnel who provide services to us generate much of the growth and success of our business. We believe that a broad-based equity incentive program will help us to be highly successful in motivating and rewarding the efforts of our employees and other valuable personnel. By giving our employees, consultants and directors an opportunity to share in the growth of our equity, we will be aligning their interests with those of our stockholders. Our employees, consultants and directors understand that their stake in our Company will have value only if, working together, we create value for our stockholders. We anticipate that awards under our Plan will generally vest over a period of four years with 25% vesting on the first anniversary of the grant date and the remainder of the options vesting in equal monthly installments over the remaining three years, giving the recipient an additional incentive to provide services over a number of years and build on past performance. However, individual vesting schedules will be determined at the discretion of our Board. We believe that, if approved, the Plan will continue to help us to build a team of high achievers who have demonstrated long-term dedication and productivity and who, in turn, help us to attract like-minded individuals to our Company.

The Plan allows for the grant of stock options, restricted stock awards and stock bonuses (collectively, the “Stock Awards”). Subject to the terms of the Plan, the Board will determine the terms and conditions of the Stock Awards, including the times when Stock Awards vest or become payable and the effect of certain events such as termination of employment. Each grant of a Stock Award will be evidenced by an award agreement.

Number of Shares

Under the Plan, as amended, 50,000,000 shares of our common stock are reserved for issuance as Stock Awards. Any shares that are represented by Stock Awards under the Plan that expire or otherwise terminate without being exercised in full will again be available for Stock Awards under the Plan. As of April 24, 2006, we had granted options to purchase 18,415,789 shares of our common stock. Therefore, we currently have 6,584,211 shares remaining available under the Plan. If this Proposal 2 is approved by our stockholders, then we will have 31,584,211 shares available for issuance under the Plan.

The Plan imposes the following additional maximum limitations:

•       The number of shares of common stock issuable upon exercise of all outstanding Stock Awards, together with the total number of shares of common stock provided for under any other stock bonus or similar plan, may not exceed the applicable limitations set forth in Title 10 of the California Code of Regulations.

•       The aggregate fair market value (determined at the time of grant) of common stock with respect to which incentive stock options are exercisable for the first time by any participant during any calendar year under all our equity compensation plans and those of our affiliates (including the Plan) may not exceed $100,000.

•       The number of shares reserved for issuance under the Plan are subject to adjustment to reflect certain potential subsequent changes to our capital structure, such as stock splits, stock dividends and recapitalizations.

Administration

The Plan will be administered by our Board, unless the Board decides to delegate administration of the Plan to a committee of the Board. Any such delegation may be made only to the extent permitted by our bylaws and applicable laws and regulations. The Board will have full power to administer the Plan and the decisions of the Board will be final and binding upon all participants.

Eligibility

The selection of the participants in the Plan will generally be determined by our Board. Employees, including those who are our officers, or directors or officers or directors of our subsidiaries and affiliates, are eligible to be selected to receive Stock Awards under the Plan. In addition, non-employee service providers, including directors, and employees of unaffiliated entities that provide bona fide services to us as a consultant are eligible to be selected to receive Stock Awards under the Plan. Members of the Board are eligible for and are expected to receive grants of Stock Awards under the Plan for their services as directors.

Types of Awards

Stock Options.   The Board may grant either incentive stock options intended to qualify as such under Section 422 of the Internal Revenue Code (the “Code”), or options not intended to so qualify (“nonstatutory options”). All incentive stock options granted under the Plan must generally have an exercise price that is at least equal to the fair market value of our underlying common stock on the grant date. All nonstatutory options granted under the Plan must generally have an exercise price that is at least equal to eighty five percent (85%) of the fair market value of our underlying common stock on the grant date. The closing price per share of our common stock as of April 21, 2006, as reported on the OTC Bulletin Board, was $0.16. No stock option granted under the Plan may have a term longer than ten (10) years. All or part of any option award may be subject to conditions and restrictions, which the Board will specify. The exercise price of stock options may be paid, to the extent permitted by applicable laws and regulations, (i) in cash; (ii) by tendering shares of our common stock that have been held by the optionee for at least six (6) months; (iii) or, pursuant to a “cashless exercise” program developed under Regulation T promulgated by the Federal Reserve Board.

Restricted Stock Awards.   The Board may grant awards of restricted common stock for a purchase price of not less than eighty five percent (85%) of the fair market value of our common stock on the date such award is made or at the time the purchase is consummated. All or part of any restricted stock award may be subject to conditions and restrictions, which the Board will specify.

Stock Bonus Awards.   The Board may grant stock bonus awards, which are awards of our common stock in consideration for past services actually rendered to us or a parent or subsidiary. All or part of any stock bonus award may be subject to conditions and restrictions, which the Board will specify.

Change of Control

The Board may determine, in its discretion, whether a Stock Award issued under the Plan will become vested or exercisable, either in whole or in part, upon a change in control (as defined in the Plan). Any rights which a participant may have upon a change in control will be set forth in the applicable award agreement.

Transferability of Awards

Stock Awards granted under the Plan are not transferable, other than by will or pursuant to state intestate laws, unless the Board otherwise approves a transfer.

Amendment; Term and Termination

The Board may alter or amend the Plan or any Stock Award in any manner at any time. However, no amendment to the Plan will be effective unless approved by our stockholders, to the extent such approval is necessary to satisfy the requirements of Section 422 of the Code. The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan will terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by our stockholders, whichever is earlier.

Federal Income Tax Consequences

The following summary is intended only as a general guide to the United States federal income tax consequences under current law of incentive stock options and nonstatutory stock options, which are authorized for grant under the Plan. It does not attempt to describe all possible federal or other tax consequences of participation in the Plan, tax consequences of all of the types of Stock Awards which may be granted under the Plan, or tax consequences based on particular circumstances. The tax consequences may vary if options are granted outside the United States.

Incentive Stock Options

An option holder recognizes no taxable income for regular income tax purposes as a result of the grant or exercise of an incentive stock option qualifying under Section 422 of the Code. Option holders who dispose of the shares acquired under an incentive stock option after two years following the date the option was granted and after one year following the exercise of the option will normally recognize a capital gain or loss upon a sale of the shares equal to the difference, if any, between the sale price and the purchase price of the shares. If an option holder satisfies such holding periods upon a sale of the shares, we will not be entitled to any deduction for federal income tax purposes. If an option holder disposes of shares within two years after the date of grant or within one year after the date of exercise (a “disqualifying disposition”), the difference between the fair market value of the shares on the exercise date and the option exercise price (not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized) will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. Any ordinary income recognized by the option holder upon the disqualifying disposition of the shares generally will result in a deduction by us for federal income tax purposes.

Nonstatutory Stock Options

Options not designated or qualifying as incentive stock options will be non-qualified stock options having no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a non-qualified stock option, the optionee normally recognizes ordinary income in the amount of the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a non-qualified stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as a capital gain or loss. No tax deduction is available to us with respect to the grant of a non-qualified stock option or the sale of the stock acquired pursuant to such grant. We generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a non-qualified stock option.

Other Considerations

The Code allows publicly-held corporations to deduct compensation in excess of $1,000,000 paid to the corporation’s chief executive officer and its four other most highly compensated executive officers in office at the end of the tax year if the compensation is payable solely based on the attainment of one or more performance goals and certain statutory requirements are satisfied. We intend for compensation arising from grants of Stock Awards under the Plan which are based on performance goals to be deductible by us as performance-based compensation not subject to the $1,000,000 limitation on deductibility.

New Plan Benefits

Options granted under the Plan will be granted at the discretion of the Board, and are not yet determinable. Benefits under the Plan will depend on a number of factors, including the fair market value of our common stock on future dates, and actual Company performance against performance goals established with respect to performance awards, if any.

PROPOSAL 3

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

The Audit Committee of the Board has selected Schneider Downs & Co., Inc. (“Schneider”) as our independent registered public accounting firm for the fiscal year ending December 31, 2006, and has requested management to ask for stockholder ratification of such selection at the Annual Meeting. Schneider has audited our financial statements for the year ended December 31, 2005. Representatives of Schneider are expected to be at the Annual Meeting to answer any questions and make a statement should they be asked to do so.

Although our bylaws do not require stockholders to approve our independent registered public accounting firm, the Audit Committee would like our stockholders’ opinion as a matter of good corporate practice. If the stockholders vote against Schneider, the Audit Committee will reconsider whether to keep the firm. However, even if the stockholders ratify the selection, the Audit Committee may choose to appoint a different independent accounting firm at any time during the year if it believes that a change would be in the best interests of our stockholders and our Company.

We require the affirmative vote of the holders of a majority of the outstanding shares of stock present in person or represented by proxy and entitled to vote at the Annual Meeting to ratify the selection of Schneider. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

Change in Accountants

On January 17, 2006, the registrant dismissed Beckstead and Watts, LLP, certified public accountants (“Beckstead”), as the registrant’s independent registered public accounting firm.

The decision to change accounting firms was recommended and approved by the Audit Committee.

The reports of Beckstead on the registrant’s consolidated financial statements for the year ended December 31, 2004, did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles.

In connection with its audits of the registrant’s consolidated financial statements for the year ended December 31, 2004, and through the subsequent interim period ended January 17, 2006, there were no disagreements with Beckstead on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Beckstead, would have caused it to make reference thereto in its reports. There were no reportable events as set forth in Item 304(a)(1)(iv) of Regulation S-B.

Principal Accountant Fees and Services

Aggregate fees billed by, Schneider and Beckstead, for audit services for the fiscal years ended December 31, 2005, and December 31, 2004, respectively, and for other professional services billed in the most recent two fiscal years, were as follows:

Type of Service	Fees billed by Schneider for the year ended December 31, 2005	Fees billed by Beckstead for the year ended December 31, 2004
Audit Fees(1)	$118,500	$23,750
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$118,500	$23,750

(1)          Comprised of the audits of our annual financial statements and reviews of our quarterly financial statements, as well as attest services, comfort letters and consents to Securities and Exchange Commission (“SEC”) filings.

Pre-Approval Policies

Our Audit Committee has adopted a policy and procedures for the pre-approval of audit and permissible non-audit services rendered by our independent registered public accounting firm, Schneider. The policy generally pre-approves specific services in the defined categories of audit services, audit-related services, and tax services up to pre-determined amounts. Pre-approval may also be given as part of our Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent registered public accounting firm is engaged to provide each service. All fees described above were pre-approved by our Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of the May 1, 2006, we had a total of 60,448,875 shares of common stock issued and outstanding. The following table sets forth, as of May 1, 2006, the stock ownership of each of our executive officers and directors, of all executive officers and directors as a group, and of each person known by us to be a beneficial owner of 5% or more of our common stock. Unless otherwise noted, each person listed below is the sole beneficial owner of the shares and has sole investment and voting power of such shares.

Title of Class	Name and address of Beneficial Owner(1)	Shares Beneficially Owned(2)		Percentage Beneficially Owned
	Executive Officers and Directors:
Common	Kelly Alberts, President, Chief Operating Officer and Director	21,305,554	(3)	35.22%
Common	Gene Resnick, Senior Vice President	10,416,667		17.23%
Common	Michael Falk, Chairman, Director	327,857,044	(4)	84.43%
Preferred		15,300	(5)	92.7%
Common	Cecilio Rodriguez, Director	—		—
Common	Robert D. Tucker, Director	—		—
Common	Alastair McEwan, Director	—		—
Common	Fred Sancilio, Director	—		—
Common	Anthony Allocca, Vice President— Operations	16,683,665	(6)	27.59%
Common	All directors and executive officers as a group (8 persons)	48,405,886	(7)	79.94%
	5% Stockholders:
Common	ComVest Investment Partners II LLC,	327,857,044	(8)	84.43%
Preferred	One North Clematis Street, Suite 300, West Palm Beach, Florida 33401, Attention: Carl Kleidman	15,300	(9)	92.7%
Common	Charles McCall,	21,428,565	(10)	26.17%
Preferred	1002 Rhodes Villa Ave, Delray Beach, Florida 33483	1,000	(11)	10%
Common	Matthew Dontzin,	4,285,713	(12)	6.62%
Preferred	6 East 81st Street, New York, New York 10028	200	(13)	2%

*                    Less than 1%

(1)          Except as otherwise noted, the address for each person is c/o IT&E International Group, Inc. 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California 92075.

(2)          Unless otherwise noted, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock listed as beneficially owned by them. A person is deemed to be the beneficial holder of securities that can be acquired by such person within sixty (60) days from the filing of this Proxy Statement. Each beneficial owner’s percentage ownership is determined by including shares underlying options, warrants or convertible securities which are exercisable or convertible by such person currently or within sixty (60) days following the filing date of this Proxy Statement, and excluding shares underlying options, warrants or convertible securities held by any other person.

(3)          Includes 39,581 shares of common stock subject to options held by Mr. Alberts.

(4)          Includes warrants to purchase common stock and shares of common stock issuable upon the conversion of shares of Series D Preferred Stock to be held of record by ComVest. ComVest II Partners, LLC (“ComVest II”) is the managing member of ComVest, the managing member of ComVest II is ComVest Group Holdings, LLC (“CGH”), Mr. Falk is the Chairman and principal member of CGH. Mr. Falk, by virtue of his status as managing member of ComVest II (the managing member of ComVest) and as one of the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Mr. Falk disclaims any beneficial ownership of all such shares.

(5)          Includes shares of Series D Preferred Stock to be held of record by ComVest. ComVest II is the managing member of ComVest, the managing member of ComVest II is CGH, Mr. Falk is the Chairman and principal member of CGH. Mr. Falk, by virtue of his status as managing member of ComVest II (the managing member of ComVest) and as one of the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Mr. Falk disclaims any beneficial ownership of all such shares.

(6)          Includes 31,665 shares of common stock subject to options held by Mr. Allocca.

(7)          Includes shares and options exercisable within 60 days held of record by the named officers and directors. Excludes shares for which Mr. Falk disclaims beneficial ownership.

(8)          Consists of (i) warrants to purchase 73,571,406 shares of common stock, (ii) an additional warrant to purchase 35,714,275 shares of common stock that ComVest has the option to acquire prior to May 9, 2006, (iii) 147,142,813 shares of common stock issuable upon conversion of the shares of Series D Preferred Stock to be held by ComVest upon conversion of the Senior Notes into shares of Series D Preferred Stock and (iv) 71,428,550 shares of common stock issuable upon the conversion of the shares of Series D Preferred Stock to be held by ComVest upon conversion of the Senior Notes into shares of Series D Preferred Stock, if any, that ComVest may acquire pursuant to the ComVest Option. ComVest II is the managing member of ComVest, the managing member of ComVest II is CGH, Mr. Falk is the Chairman and principal member of CGH and Robert Priddy is a member of ComVest II. Messrs. Falk and Priddy, by virtue of their status as managing members of ComVest II (the managing member of ComVest) and as the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Messrs. Falk and Priddy disclaim any beneficial ownership of all such shares.

(9)          Consists of 10,300 shares of Series D Preferred Stock and an additional 5,000 shares of Series D Preferred Stock that ComVest has the option to acquire prior to May 6, 2006. Each share of Series D Preferred Stock shall be convertible at the option of the holder into 14,285.71 shares of common stock. ComVest II is the managing member of ComVest, the managing member of ComVest II is CGH, Mr. Falk is the Chairman and principal member of CGH and Robert Priddy is a member of ComVest II. Messrs. Falk and Priddy, by virtue of their status as managing members of ComVest II (the managing member of ComVest) and as the principal members of ComVest and ComVest II, may be deemed to have indirect beneficial ownership of all of the shares beneficially owned by ComVest. Messrs. Falk and Priddy disclaim any beneficial ownership of all such shares.

(10)   Consists of a warrant to purchase 7,142,855 shares of common stock issued at the initial closing of the sale of the Senior Notes and 14,285,710 shares of common stock issuable upon conversion of the shares of Series D Preferred Stock to be held by Mr. McCall upon conversion of the Senior Notes into shares of Series D Preferred Stock.

(11)   Consists of 1,000 shares of Series D Preferred Stock. Each share of Series D Preferred Stock shall be convertible at the option of the holder into 14,285.71 shares of common stock.

(12)   Consists of a warrant to purchase 1,428,571 shares of common stock issued at the initial closing of the sale of the Senior Notes and 2,857,142 shares of common stock issuable upon conversion of the shares of Series D Preferred Stock to be held by Mr. Dontzin upon conversion of the Senior Notes into shares of Series D Preferred Stock.

(13)   Consists of 200 shares of Series D Preferred Stock. Each share of Series D Preferred Stock shall be convertible at the option of the holder into 14,285.71 shares of common stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires our directors, executive officers and holders of more than ten percent (10%) of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and our other equity securities. Directors, executive officers and greater than ten percent (10%) stockholders are required by the SEC regulation to furnish us with copies of all Section 16(a) reports they file. Based solely on our review of the copies of such forms that we received, we believe that all reporting requirements under Section 16(a) for the fiscal year ended December 31, 2005 were met in a timely manner by our directors, executive officers and greater than ten percent (10%) beneficial owners, except for the following: (i) Gene Resnick, M.D. was late in filing reports on Form 3 and Form 4 for transactions that occurred on November 9, 2005; (ii) Kelly Alberts was late in filing a report on Form 4 for transactions that occurred on April 29, 2005, September 26, 2005, October 31, 2005 and November 9, 2005; (iii) Anthony Allocca was late in filing a report on Form 4 for transactions that occurred on April 29, 2005, September 26, 2005, October 31, 2005 and November 9, 2005; (iv) Peter Sollenne was late in filing a report on Form 4 for transactions that occurred on April 29, 2005, September 26, 2005, October 31, 2005, November 1, 2005 and November 9, 2005; (v) David Vandertie was late in filing a report on Form 4 for transactions that occurred on April 29, 2005, September 26, 2005 and November 9, 2005; and (vi) ComVest was late in filing a report on Form 4 for transactions that occurred on December 22, 2005.

EXECUTIVE COMPENSATION

Compensation of Directors

No compensation was paid to our directors for any service provided as a director during the fiscal year ended December 31, 2005. We have no other formal or informal understandings or arrangements relating to compensation of our directors; however, directors may be reimbursed for all reasonable expenses incurred by them in conducting our business, including out-of-pocket expenses for such items as travel, telephone, and postage. We are currently evaluating a plan to compensate our non-employee directors for their services in the future.

Compensation of Executive Officers

The following table sets forth the total compensation for our Chief Executive Officer and each of our other current executive officers as of December 31, 2005 for services rendered during such period and each of the two (2) prior fiscal years and whose salaries plus bonus for 2005 exceeded $100,000. We refer to these executives collectively as the “Named Executive Officers.”

Summary Compensation Table

		Annual Compensation
Name & Principal Position	Year	Salary	Bonus	Other
Peter R. Sollenne(1)	2005	$244,628	$115,724	—
Chief Executive Officer and Director	2004	$175,000	—	—
	2003	—	—	—
Kelly Alberts	2005	$201,865	$100,510	$84,802	(4)
President, Chief Operating Officer and Director	2004	$144,615	—	—
	2003	$167,500	—	—
Anthony Allocca	2005	$152,210	$64,439	—
Vice President—Operations	2004	$132,500	—	—
	2003	$132,500	—	—
David Vandertie(2)	2005	$151,385	$35,095	—
Chief Financial Officer	2004	$6,250	—	—
	2003	—	—	—
Gene Resnick(3)	2005	$30,463	—	—
Senior Vice President and President of the Millennix	2004	—	—	—
Division	2003	—	—	—

(1)          Mr. Sollenne resigned as our Chief Executive Officer in April 2006.

(2)          Mr. Vandertie became our Chief Financial Officer in January 2005 and resigned as our Chief Financial Officer in April 2006.

(3)          Dr. Resnick became our Senior Vice President and President of the Millennix Division in November 2005.

(4)          Consists of certain tuition and education-related expenses.

Options Grants in the Last Fiscal Year

The following table provides information concerning individual option grants of stock options made during fiscal 2005 to the Named Executive Officers. The exercise prices in each case equal the last reported sales price per share of our common stock as reported by the Over-the-Counter Bulletin Board on the date of grant. The percentage of total options granted to our employees in the last fiscal year is based on options to purchase an aggregate of 17,475,473 shares of common stock granted under our the Plan to our employees in fiscal 2005. A total of 9,975,473 shares of common stock remain available for grant under the Plan.

Name	Number of Shares of Common Stock Underlying Options Granted(#)	Percent of Total Options Granted to Employees in Last Fiscal Year	Exercise Price($/sh)	Expiration Date
Kelly Alberts	81,250	0.46%	$0.25	4/29/2015
Kelly Alberts	225,000	1.29%	$0.19	9/26/2015
Kelly Alberts	2,500,000	14.31%	$0.17	11/9/2015
Anthony Allocca	65,000	0.37%	$0.25	4/29/2015
Anthony Allocca	100,000	0.57%	$0.19	9/26/2015
Anthony Allocca	1,250,000	7.15%	$0.17	11/9/2015
Gene Resnick, M.D.	1,000,000	5.72%	$0.17	11/9/2015
Peter Sollenne	687,500	3.93%	$0.25	4/29/2015
Peter Sollenne	600,000	3.43%	$0.19	9/26/2015
Peter Sollenne	1,285,000	7.35%	$0.19	11/1/2015
Peter Sollenne	2,500,000	14.31%	$0.17	11/9/2015
David Vandertie	500,000	2.87%	$0.25	4/29/2015
David Vandertie	250,000	1.43%	$0.19	9/26/2015
David Vandertie	800,000	4.58%	$0.17	11/9/2015

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth the number of shares of our common stock subject to exercisable and unexercisable stock options that the Named Executive Officers held at December 31, 2005. The Named Executive Officers did not exercise any options in fiscal 2005.

	Number of Securities Underlying Unexercised Options at Fiscal Year End		Value of Unexercised In-The-Money Options at Fiscal Year End
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
Kelly Alberts	13,021	2,793,229	$—	$—
Anthony Allocca	10,417	1,404,583	$—	$—
Gene Resnick, M.D.	0	1,000,000	$—	$—
Peter Sollenne	1,481,181	3,591,319	$—	$—
David Vandertie	0	1,550,000	$—	$—

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under our equity compensation plans as of December 31, 2005.

Plan Category	Number of Shares to be Issued Upon Exercise of Outstanding Options	Weighted Average Exercise Price of Outstanding Options	Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders	17,378,626	$0.18	7,621,374
Equity compensation plans not approved by stockholders	—	—	—
Total	17,378,628	$0.18	7,621,374

Employment Agreements

Peter Sollenne

On November 9, 2005, we entered into an Employment Agreement with Peter Sollenne (the “Sollenne Agreement”). The Sollenne Agreement is for a term of two (2) years and provides that Mr. Sollenne shall be paid an annual base salary of $259,000. In addition, Mr. Sollenne is eligible to receive an annual bonus as determined by our Board. If Mr. Sollenne is terminated without “cause” or resigns for “good reason” as those terms are defined in the Sollenne Agreement, then we are obligated to pay Mr. Sollenne an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Mr. Sollenne would have been paid from the date of termination until the end of the employment term. In addition, in connection with entering into the Sollenne Agreement, we granted Mr. Sollenne an option to purchase 2,500,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Kelly Alberts

On November 9, 2005, we entered into an Employment Agreement with Kelly Alberts (the  “Alberts Agreement”). The Alberts Agreement is for a term of two (2) years and provides that Mr. Alberts shall be paid an annual base salary of $259,000. In addition, Mr. Alberts is eligible to receive an annual bonus as determined by our Board. If Mr. Alberts is terminated without “cause” or resigns for “good reason” as those terms are defined in the Alberts Agreement, then we are obligated to pay Mr. Alberts an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Mr. Alberts would have been paid from the date of termination until the end of the employment term. In addition, in connection with entering into the Alberts Agreement, we granted Mr. Alberts an option to purchase 2,500,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Anthony Allocca

On November 9, 2005, we entered into an Employment Agreement with Anthony Allocca (the “Allocca Agreement”). The Allocca Agreement is for a term of two (2) years and provides that Mr. Allocca shall be paid an annual base salary of $175,000. In addition, Mr. Allocca is eligible to receive an annual bonus as determined by our Board. If Mr. Allocca is terminated without “cause” or resigns for “good reason” as those terms are defined in the Allocca Agreement, then we are obligated to pay Mr. Allocca an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Mr. Allocca would have been paid from the date of termination until the end of the employment term. In addition, in connection with entering into the Allocca Agreement, we granted Mr. Allocca an option to purchase 1,250,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Dr. Gene Resnick

On November 9, 2005, we entered into an Employment Agreement with Dr. Gene Resnick (the “Resnick Agreement”). The Resnick Agreement is for a term of two (2) years and provides that Dr. Resnick shall be paid an annual base salary of $240,000. In addition, Dr. Resnick is eligible to receive an annual bonus as determined by our Board. If Dr. Resnick is terminated without “cause” or resigns for “good reason” as those terms are defined in the Resnick Agreement, then we are obligated to pay Dr. Resnick an amount equal to the greater of twelve (12) months annual base salary or the amount of base salary Dr. Resnick would have been paid from the date of termination until the end of the employment term. In addition, in connection with entering into the Resnick Agreement, we granted Dr. Resnick an option to purchase 1,000,000 shares of our common stock at an exercise price of $0.17 per share with the shares subject to the option vesting at a rate of twenty five percent (25%) on the first anniversary of the grant date and the remainder of the shares subject to the option vesting in equal monthly installments over the next thirty six (36) months.

Severance Agreement

Dave Vandertie

On April 5, 2005, Mr. Vandertie resigned as our Chief Financial Officer. In connection with his resignation, we entered into a severance agreement with Mr. Vandertie (the “Vandertie Severance Agreement”). Pursuant to the Vandertie Severance Agreement, for the six (6) months following Mr. Vandertie’s resignation, Mr. Vandertie will continue to be paid his base salary of $184,000 pursuant to our normal payroll policies, and we will continue to pay his health insurance premiums for this period of time. In addition, Mr. Vandertie will continue to provide one (1) day a week of services to the Company for the three (3) months following his resignation.

AUDIT COMMITTEE REPORT(5)

The Audit Committee oversees our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with our independent auditors, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of our accounting principles and any other matters as are required to be discussed with the Audit Committee under generally accepted auditing principles. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and us, including the matters in the written disclosures required by the Independence Standards Board. The Audit Committee received from Schneider written disclosure and the letter regarding its independence as required by Independence Standards Board Standard No. 1. The Audit Committee also discussed with our independent auditors the matters required by the Statement on Auditing Standards No. 61.

The Audit Committee discussed with our independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended that the audited financial statements be included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2005 for filing with the SEC. The Audit Committee and the Board have also recommended, subject to stockholder approval, the selection of Schneider as our independent auditors.

Fred Sancilio Alastair McEwan Cecilio Rodriguez

(5)          This Section is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any of our filings under the 1933 Act or the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ComVest, in the Private Placement, acquired an aggregate of $10,300,000 of our Senior Notes and warrants to purchase 73,571,406 shares of our common stock in November and December of 2005. In connection with the Private Placement, ComVest also functioned as the placement agent in connection with the sale of additional Senior Notes in an aggregate principal amount of $1,200,000 and warrants to purchase 8,571,426 shares of our common stock. ComVest is entitled to a 2.5% fee in connection with the total proceeds of the Private Placement. ComVest received a total of $287,500 dollars for their services provided in connection with the Private Placement. Michael Falk is a member of our Board and the Chairman and a principal member of CGH which is the managing member of ComVest II which is in turn the managing member of ComVest. Cecilio Rodriguez is a member of our Board and the Chief Financial Officer of CGH.

In addition, in connection with the Private Placement of our Senior Notes, we have entered into a Securities Purchase Agreement in which we have given ComVest the right to purchase an additional Senior Note in the principal amount of up to $5,000,000 and warrants to purchase up to an additional 35,714,256 shares of our common stock for a period of six months after November 9, 2005. An affiliate of ComVest, ComVest Advisors, LLC also provides financial and advisory services to the Company for which the Company pays ComVest Advisors, LLC a fee of $22,000 per month.

In addition, in connection with the Private Placement, we have entered into Lock-Up Agreements with each of the following individuals: Peter Sollenne, Kelly Alberts, Anthony Allocca, David Vandertie, Dr. Gene Resnick, Margaret Barbetti, John Garizio and Russell Sobel (collectively, the “Lock-Up Agreements”). In general, the Lock-Up Agreements preclude each of the foregoing individuals from directly or indirectly offering, selling, pledging, contracting to sell (including any short sale), granting any option to purchase, entering into any contract to sell or otherwise disposing of or transferring any shares of our common stock or other equity securities of the Company (the “Restricted Shares”), except as follows: (i) 25% of such holder’s Restricted Shares may be sold by the holder upon the later of six months after November 9, 2005 or the date on which a registration statement covering the resale of the shares of common stock issuable upon exercise of the warrants and the shares issuable upon conversion of the Series D Preferred Stock is declared effective by the SEC, and (ii) after sales permitted by (i), an additional 37.5% of the holder’s Restricted Shares may be sold if the purchase price obtained by such selling holder is $0.75 or more, or (iii) after (i) and (ii), any remaining amount of Restricted Shares may be sold by the holder after November 9, 2008 (the “Lock-Up Period”).

In connection with the acquisition of Millennix (the “Millennix Acquisition”), we are obligated to pay Dr. Resnick, an officer and principal stockholder, a possible additional $1,400,000 if Millennix achieves certain earnout milestones.

In connection with the Millennix Acquisition, we also assumed certain promissory notes of Millennix in the aggregate principal amount of approximately $850,000. Of this amount $680,820.58 was owed by Millennix to Dr. Resnick, our Senior Vice President and President of our Millennix division. We issued two (2) subordinated promissory notes in the aggregate amount of $680,820.58 in connection with our assumption of such debt. The first such note is in the principal amount of $370,820.58 and is due and payable as follows: (i) no interest accrues and we shall not be obligated to make any payments on such note until May 9, 2006, (ii) we shall make interest only payments for the six (6) calendar months beginning June 1, 2006 for the interest that accrues during each such month, and (iii) we shall make twenty-four (24) monthly payments of principal and interest beginning December 1, 2006; provided, however, that if Dr. Resnick violates the terms of his Non-Competition Agreement we may offset the outstanding balance of unpaid principal and interest under such note against any damages that arise from such violation. The second such note is in the principal amount of $310,000 and is payable as follows: we shall make interest only payments.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single Proxy Statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Proxy Statement and annual report, please notify your broker, and direct your written request to IT&E International Group, Inc. 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California 92075. Stockholders who currently receive multiple copies of the Proxy Statement at their address and would like to request “householding” of their communications should contact their broker.

Proposals of Stockholders for the 2007 Annual Meeting

Stockholders may present proposals for inclusion in the proxy materials to be distributed in connection with the 2007 Annual Meeting of Stockholders (the “2007 Annual Meeting”). As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

In accordance with our bylaws and SEC rule 14a-8, in order to be properly brought before the 2007 Annual Meeting, a stockholder’s notice of the matter the stockholder wishes to present, or the person or persons the stockholder wishes to nominate as a director, must be delivered to our secretary at our principal executive offices not less than 90 nor more than 120 days before the first anniversary of the date of this proxy statement. As a result, any notice given by a stockholder pursuant to these provisions of our bylaws (and not pursuant to the SEC’s Rule 14a-8) must be received no earlier than February 16, 2007 and no later than March 19, 2007, unless our 2007 Annual Meeting date is more than 30 days before or after June 15, 2007. If our 2007 Annual Meeting date is advanced or delayed by more than 30 days from this year’s meeting date, then proposals must be received not less than 90 nor more than 120 before the 2007 Annual Meeting or the 10th day following the date on which the meeting date is publicly announced.

To be in proper form, a stockholder’s notice must include the specified information concerning the proposal or nominee as described in our bylaws. A stockholder who wishes to submit a proposal or nomination is encouraged to seek independent counsel about our bylaws and SEC requirements. We will not consider any proposal or nomination that does not meet the bylaw requirements and the SEC’s requirements for submitting a proposal or nomination.

Notices of intention to present proposals at the 2007 Annual Meeting should be addressed to IT&E International Group, Inc., Secretary, 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California 92075. We  reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Other Matters

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other issues are properly brought before the meeting, we will ask our proxy holders to vote on the matters using their best judgment.

We filed our Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 2005 with the Commission on March 31, 2006. A copy of such Annual Report is being furnished to you with this Proxy Statement. Stockholders may obtain additional copies of the Annual Report and the exhibits thereto, without charge, by writing to IT&E International Group, Inc., Secretary, 505 Lomas Santa Fe Drive, Suite 200, Solana Beach, California 92075.

Secretary
IT&E International, Group, Inc.
505 Lomas Santa Fe Drive, Suite 200
Solana Beach, California 92075

By Order of the Board of Directors
May 1, 2006	Kelly Alberts, President and Director

APPENDIX A

2005 EQUITY INCENTIVE PLAN, AS AMENDED

1.     PURPOSES.   The primary purpose of this IT&E International Group, Inc. 2005 Equity Incentive Plan (the “Plan”) is to provide a means by which the Company can retain and maximize the services of its current Employees, Directors and Consultants, and secure, retain and maximize the services of new Employees, Directors and Consultants, by providing Stock Awards, including Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock Awards and stock bonuses, to such persons on the terms and conditions set forth in the Plan. In addition, the Plan is intended to generate proceeds from the sale of Common Stock pursuant to Stock Awards that shall be used as general funds of the Company.

2.     DEFINED TERMS.   Capitalized terms in this Plan shall have the meanings set forth in Appendix A attached hereto, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.     ADMINISTRATION.

3.1   Authority of Board.   Unless and until the Board decides to delegate administration of the Plan to a Committee as set forth in Section 3.2 below, the Board shall have full authority to administer the Plan, subject only to the express provisions and limitations set forth in the Plan and any applicable laws. Without limiting the generality of the foregoing, the Board shall be fully empowered to: (i) determine, from time to time, the recipients of Stock Awards and the terms upon which Stock Awards shall be granted to such recipients; (ii) construe and interpret, and correct any defects, omissions or inconsistencies in, the Plan and any Stock Awards; (iii) terminate, suspend or amend the Plan or any Stock Award as provided in Section 11; and (iv) exercise such powers and perform such acts consistent with the provisions of the Plan as the Board deems necessary or expedient to promote the best interests of the Company and its stockholders. The determinations of the Board with respect to the Plan shall not be subject to review by any Person and shall be final, binding and conclusive on the Company and all other Persons.

3.2   Delegation to Committee.   In accordance with the Board’s authority under the Delaware General Corporation Law and the Company’s Bylaws, the Board may delegate administration of the Plan to a Committee, which Committee shall, upon such delegation, be empowered to exercise the full authority of the Board with respect to the Plan.

4.     COMMON STOCK SUBJECT TO THE PLAN.

4.1   Reserve Pool.   Subject to the provisions of Section 10 relating to Capitalization Adjustments, an aggregate of 50,000,000 shares of Common Stock (the “Reserve Pool”) may be issued pursuant to Stock Awards. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Stock Award shall automatically revert to the Reserve Pool and again become available for issuance under the Plan. During the term of the Plan, the Company shall keep available in the Reserve Pool at all times a number of shares of Common Stock sufficient to satisfy all outstanding Stock Awards.

4.2   Limitation on Number of Shares.   To the extent required by CCR Title 10, the total number of shares of Common Stock issuable upon exercise of all outstanding Stock Awards, together with the total number of shares of Common Stock provided for under any stock bonus or similar plan of the Company, shall not exceed the applicable percentage as calculated in accordance with the conditions and exclusions of CCR Title 10, based on the shares of Common Stock of the Company that are outstanding at the time the calculation is made.

5.     ELIGIBILITY.

5.1   Employees.   Employees shall be eligible to receive each of the types of Stock Awards provided for in the Plan.

5.2   Directors.   Directors shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan.

5.3   Consultants.   To the extent permitted by applicable law, consultants shall be eligible to receive each of the types of Stock Awards, except Incentive Stock Options, provided for in the Plan.

5.4   Ten Percent Stockholders.   In addition to any other applicable restrictions set forth in this Section 5, a Ten Percent Stockholder shall not be granted: (i) an Incentive Stock Option unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant and such Incentive Stock Option is not exercisable after the expiration of five (5) years from the date of grant; (ii) a Nonstatutory Stock Option unless the exercise price of such Nonstatutory Stock Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock on the date of grant, except as otherwise permitted by CCR Title 10 at the time of the grant of the Nonstatutory Stock Option; (iii) a Restricted Stock Award unless the purchase price of the Common Stock issuable upon exercise of such Restricted Stock Award is at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of grant, except as otherwise permitted by CCR Title 10 at the time of the grant of the Restricted Stock Award.

5.5   Proprietary Information and Inventions Agreement.

(a)   Prior to being granted any Award under the Plan, each Employee shall have executed and delivered to the Company a copy of the Company’s standard proprietary information and inventions agreement or such other agreement containing similar obligations of confidentiality as may be approved by the Board at the time the Award is granted (any such agreement being referred to herein as a “Proprietary Information and Inventions Agreement”). In the event that any Award is inadvertently granted to an Employee who has not, as of the date of such grant, entered into a Proprietary Information and Inventions Agreement with the Company, such Award shall be deemed null and void ab initio.

(b)   In the event that any Employee breaches any provision of the Proprietary Information and Inventions Agreement between such Employee and the Company, such Employee shall no longer be eligible to receive Awards pursuant to this Plan. Moreover, such Employee shall be deemed, as of the date of such Employee’s breach of such Proprietary Information and Inventions Agreement, to have forfeited all outstanding Awards previously granted to and then held by such Employee, regardless of whether such Awards are then vested or exercisable.

6.     PROVISIONS APPLICABLE TO ALL STOCK AWARDS.

6.1   No Stockholder Rights.   No Participant shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to any Stock Award held by such Participant unless and until such Participant has satisfied all requirements for the exercise of the Stock Award pursuant to its terms.

6.2   No Employment or Other Service Rights.   Nothing in the Plan or any Stock Award Agreement shall confer upon any Participant any right to continue to serve the Company or an Affiliate in any capacity. Likewise, nothing in the Plan or any Stock Award shall affect the right of the Company or any applicable Affiliate to terminate: (i) the employment of an Employee with or without notice and with or without Cause; (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate; or (iii) the service of a Director pursuant to the bylaws of the Company or any applicable Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

6.3   Investment Assurances.   At any time that the issuance of the shares of Common Stock issuable upon the exercise of a Stock Award has not been registered under an effective registration statement under the Securities Act, the Company may: (i) require a Participant, as a condition of acquiring Common Stock under such Stock Award, to give written assurances satisfactory to the Company (a) as to the Participant’s knowledge and experience in financial and business matters and capability to evaluate the merits and risks of acquiring such Common Stock under such Stock Award and (b) stating that the Participant is acquiring such Common Stock under the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing such Common Stock; and (ii) place legends, including, without limitation, legends restricting the transfer of such Common Stock, on any and all stock certificates representing such Common Stock in order to comply with applicable securities laws.

6.4   Withholding Obligations.   To the extent provided by the terms of a Stock Award Agreement, the Participant may satisfy any federal, state or local tax withholding obligation relating to the acquisition of Common Stock under a Stock Award by any of the following means (in addition to the Company’s right to withhold from any compensation paid to the Participant by the Company) or by a combination of such means: (i) tendering a cash payment; or (ii) authorizing the Company to withhold shares of Common Stock from the shares of Common Stock otherwise issuable to the Participant as a result of the acquisition of Common Stock under the Stock Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law (or such lower amount as may be necessary to avoid variable award accounting).

6.5   Vesting.   The Board or Committee may provide that the total number of shares of Common Stock subject to a Stock Award shall vest in installments over any given period of time. Criteria for determining the vesting of shares of Common Stock subject to a Stock Award may be based solely on the passage of time or on any other criteria, including, without limitation, the performance of the Participant, deemed appropriate by the Board or Committee.

6.6   Acceleration of Exercisability and Vesting.   The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest in accordance with the Plan, notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

6.7   Terms of Repurchase Options.   The terms of any repurchase option in favor of the Company with respect to shares of Common Stock issuable pursuant to a Stock Award shall be specified in the applicable Stock Award Agreement. The price per share of Common Stock at which such repurchase option may be exercised may be either: (i) the Fair Market Value of the shares of Common Stock on the date of the termination of the applicable Participant’s Continuous Service; or (ii) the lower of (a) the Fair Market Value of the shares of Common Stock on the date of repurchase and (b) the original purchase price per share of Common Stock paid by the applicable Participant; provided, however, that terms of any repurchase option shall comply at all times with the provisions of CCR Title 10 relating to “presumptively reasonable” repurchase prices.

6.8   Information Obligation.   To the extent required by CCR Title 10, the Company shall deliver financial statements to Participants at least annually; provided, however, that the obligation to deliver financial statements shall not apply to Employees whose duties with the Company assure them access to equivalent information.

7.     OPTIONS.

7.1   Stock Award Agreements for Options.   Each Stock Award Agreement for an Option shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate.

The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Options need not be identical; provided, however, that each Stock Award Agreement for an Option shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 7.

7.2   Designation.   All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates shall be issued for shares of Common Stock purchased on exercise of each type of Option.

7.3   Term.   Subject to the provisions of Section 5.4 above, no Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

7.4   Minimum Vesting.   Notwithstanding Section 6.5 above, to the extent required by CCR Title 10: (i) Options granted to an Employee who is not an Officer, Director or Consultant shall provide for vesting of the total number of shares of Common Stock at a rate of at least twenty percent (20%) per year over five (5) years from the date the Option was granted, subject to reasonable conditions such as Continuous Service; and (ii) Options granted to Officers, Directors or Consultants may be made fully exercisable at any time or during any period established by the Board or Committee, subject to reasonable conditions such as Continuous Service.

7.5   Consideration.

(a)   The purchase price of Common Stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either: (i) in cash at the time the Option is exercised; or (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt by the Company of cash (or a check) in the amount of, or the receipt by the Company of a copy of irrevocable instructions previously delivered by the purchaser to the purchaser’s broker instructing such broker to pay to the Company an amount equal to, the aggregate exercise price for the number of shares of Common Stock being issued to the purchaser in connection with the exercise of the Option from the proceeds of the simultaneous sale of the Common Stock.

(b)   Notwithstanding Section 7.5(a) above: (i) unless otherwise specifically provided in the Option, the purchase price of Common Stock acquired pursuant to an Option that is paid by delivery to the Company of other Common Stock acquired, directly or indirectly from the Company, shall be paid only by shares of the Common Stock of the Company that have been held for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes); and (ii) in the case of any deferred payment arrangement, interest shall be compounded at least annually and shall be charged at the minimum rate of interest necessary to avoid (a) the treatment as interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement and (b) the treatment of the Option as a variable award for financial accounting purposes.

7.6   Early Exercise.   An Option may include a provision whereby the Participant may elect at any time before the Participant’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of such shares of Common Stock. Subject to Section 6.7 above, any unvested shares of Common Stock so purchased may be subject to a repurchase option in favor of the Company or to any other restriction the Board determines to be appropriate.

7.7   Termination of Continuous Service.

(a)   Termination Other Than for Cause or As a Result of Death or Disability.   In the event that a Participant’s Continuous Service terminates other than for Cause or as a result of the Participant’s Disability or death, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination) at any time within the period (the “Post-Termination Exercise Period”) ending on the earlier of: (i) the expiration of the term of the Option as set forth in the applicable Stock Award Agreement; or (ii) the date three (3) months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Stock Award Agreement, which period shall not be less than thirty (30) days). If, after the termination of such Participant’s Continuous Service, such Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

(b)   Termination for Cause.   In the event a Participant’s Continuous Service is terminated for Cause, the Option shall terminate upon the termination date of such Participant’s Continuous Service, and the Participant shall be prohibited from exercising his or her Option as of the time of such termination.

(c)    Termination As a Result of Disability.   In the event that a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option (to the extent that the Participant was entitled to exercise such Option as of the date of termination), at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date twelve (12) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months). If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

(d)   Termination As a Result of Death.   In the event that a Participant’s Continuous Service terminates as a result of the Participant’s death or a Participant dies within any applicable Post-Termination Exercise Period, then such Participant’s Option may be exercised (to the extent the Participant was entitled to exercise such Option as of the date of death) by the Participant’s estate, by a Person who acquired the right to exercise the Option by bequest or inheritance or by a Person designated to exercise the option upon the Participant’s death pursuant to Section 7.8(b) or 7.9(b) below, at any time during the Post-Termination Exercise Period ending on the earlier of: (i) the expiration of the term of the Option as set forth in the Stock Award Agreement; or (ii) the date eighteen (18) months following such termination of Continuous Service (or such longer or shorter period specified in the Stock Award Agreement, which period shall not be less than six (6) months). If, after termination of Continuous Service, the Participant does not exercise his or her Option within such Post-Termination Exercise Period, the Option shall terminate.

7.8   Special Provisions for Incentive Stock Options.

(a)   Exercise Price.   Subject to the provisions of Section 5.4 above, the exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Incentive Stock Option on the date the Incentive Stock Option is granted. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Incentive Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b)   Transferability.   An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant’s Incentive Stock Option.

(c)    $100,000 Limitation.   To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year under all plans of the Company and its Affiliates exceeds $100,000, the Incentive Stock Options or portions thereof that exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Stock Award Agreement(s).

7.9   Special Provisions for Nonstatutory Stock Options.

(a)   Exercise Price.   Subject to the provisions of Section 5.4 above, the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the Common Stock subject to the Nonstatutory Stock Option on the date the Nonstatutory Stock Option is granted. Notwithstanding the foregoing, a Nonstatutory Stock Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Nonstatutory Stock Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

(b)   Transferability.   A Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and, to the extent provided in the Stock Award Agreement and as permitted by CCR Title 10 at the time of the grant of the Nonstatutory Stock Option, and shall be exercisable during the lifetime of the Participant only by the Participant. If a Nonstatutory Stock Option does not provide for transferability, then such Nonstatutory Stock Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant. Notwithstanding the foregoing, a Participant may, by delivering written notice to the Company in a form satisfactory to the Company, designate a third party who, in the event of the death of such Participant, shall thereafter be entitled to exercise such Participant’s Nonstatutory Stock Option.

8.     STOCK BONUSES.

8.1   Stock Award Agreements for Stock Bonuses.   Each Stock Award Agreement for a stock bonus shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate stock bonuses need not be identical; provided, however, that each Stock Award Agreement for a stock bonus shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 8.

8.2   Consideration.   A stock bonus may be awarded in consideration for past services actually rendered to the Company or an Affiliate for its benefit.

8.3   Termination of Participant’s Continuous Service.   In the event that a Participant’s Continuous Service terminates, the Company may reacquire, for no consideration, any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for the stock bonus.

8.4   Transferability.   Rights to acquire shares of Common Stock under the Stock Award Agreement for a stock bonus shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

9.     RESTRICTED STOCK AWARDS.

9.1   Stock Award Agreements for Restricted Stock Awards.   Each Stock Award Agreement for a Restricted Stock Award shall be in such form and shall contain such terms and conditions as the Board or Committee shall deem appropriate. The terms and conditions of such Stock Award Agreements may change from time to time, and the terms and conditions of Stock Award Agreements for separate Restricted Stock Awards need not be identical; provided, however, that each Stock Award Agreement for a Restricted Stock Award shall include (through incorporation of provisions hereof by reference in the Stock Award Agreement or otherwise) the substance of the provisions set forth in this Section 9.

9.2   Purchase Price.   At the time of grant of a Restricted Stock Award, the Board or Committee will determine the price to be paid by the Participant for each share of Common Stock subject to such Restricted Stock Award. Subject to the provisions of Section 5.4 above, the purchase price of Restricted Stock Awards shall not be less than eighty-five percent (85%) of the Fair Market Value of the Common Stock on the date such Restricted Stock Award is made or at the time the purchase is consummated. A Restricted Stock Award may be awarded as a stock bonus (i.e., with no cash purchase price to be paid) to the extent permissible under applicable law.

9.3   Consideration.   At the time of the grant of a Restricted Stock Award, the Board will determine the consideration permissible for the payment of the purchase price of the Restricted Stock Award. The purchase price of Common Stock acquired pursuant to the Stock Award Agreement for the Restricted Stock Award shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board, according to a deferred payment or other similar arrangement with the Participant; (iii) by services rendered or to be rendered to the Company; or (iii) in any other form of legal consideration that may be acceptable to the Board in its discretion.

9.4   Termination of Participant’s Continuous Service.   Subject to Section 6.7, in the event that a Participant’s Continuous Service terminates, the Company may repurchase or otherwise reacquire any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination under the terms of the Stock Award Agreement for such Participant’s Restricted Stock Award.

9.5   Transferability.   Rights to acquire shares of Common Stock under the Stock Award Agreement for a Restricted Stock Award shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant.

10.   ADJUSTMENTS UPON CHANGES IN STOCK.

10.1 Capitalization Adjustments.   If any change is made in, or other event occurs with respect to, the Common Stock of the Company without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction (each a “Capitalization Adjustment”)), the Plan will be appropriately adjusted in the class and maximum number of securities subject to the Plan pursuant to Section 4.1, and the outstanding Stock Awards will be appropriately adjusted in the class and number of securities and price per share of Common Stock subject to such outstanding Stock Awards; provided, however, that the conversion of any convertible securities of the Company shall not be treated as a transaction “without receipt of consideration” by the Company and shall not give rise to a Capitalization Adjustment pursuant to this Section 10.1. The Board or Committee shall make such adjustments, which shall be final, binding and conclusive.

10.2 Dissolution or Liquidation.   In the event of a dissolution or liquidation of the Company, then all outstanding Stock Awards shall terminate immediately prior to the completion of such dissolution or liquidation, and shares of Common Stock subject to any repurchase option in favor of the Company may be repurchased by the Company, notwithstanding the fact whether or not the applicable Participant’s Continuous Service has terminated.

10.3 Corporate Transaction.

(a)   In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may (but need not) assume or continue any or all Stock Awards outstanding under the Plan or may (but need not) substitute similar stock awards for Stock Awards outstanding under the Plan (including an award to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Stock Awards may be assigned by the Company to the successor of the Company or to the acquiring corporation (or such successor’s or acquiring corporation’s parent company), if any, in connection with such Corporate Transaction. In the event any surviving corporation or acquiring corporation elects to assume or continue any or all Stock Awards outstanding under the Plan, such Stock Awards shall remain in effect in accordance with the terms of this Plan and the applicable Stock Award Agreements, but shall thereafter represent the right to receive (upon exercise thereof in accordance with the terms of such Stock Awards, if applicable) for each share of Common Stock underlying each such Stock Award such cash, securities or other property that would have been received by the applicable Participant had such Participant exercised such Stock Award immediately prior to the effective time of the Corporate Transaction.

(b)   In the event that, in connection with a Corporate Transaction, any surviving corporation or acquiring corporation does not assume or continue any or all such outstanding Stock Awards or substitute similar stock awards for such outstanding Stock Awards, then with respect to Stock Awards that have not been assumed, continued or substituted, such Stock Awards shall terminate if not exercised (if applicable) at or prior to the effective time of such Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Stock Awards held by Participants whose Continuous Service has not terminated shall (contingent upon the effectiveness of the Corporate Transaction) lapse.

10.4 Change in Control.   A Stock Award held by any Participant whose Continuous Service has not terminated prior to the effective time of a Change in Control may be subject to additional acceleration of vesting and exercisability upon or after such Change in Control as may be provided in the Stock Award Agreement for such Stock Award; provided, however, that in the absence of any such provision in the Stock Award Agreement for such Stock Award, no such acceleration shall occur.

11.   TERMINATION, SUSPENSION AND AMENDMENT.

11.1 Termination or Suspension of the Plan.   The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate on the day before the tenth (10th) anniversary of the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11.2 Amendment of the Plan and Stock Awards.   Subject to Section 11.3 below, the Board may, from time to time, amend the Plan or any Stock Award in any manner it deems appropriate or necessary. Notwithstanding the foregoing, except as expressly provided elsewhere in the Plan, no amendment to the Plan shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy the requirements of Section 422 of the Code.

11.3 No Impairment.   No termination or suspension of the Plan or amendment of the Plan or any Stock Award shall impair rights of a Participant with respect to any outstanding Stock Award unless the Company receives the written consent of such Participant.

12.   MISCELLANEOUS.

12.1 Compliance with Laws.

(a)   This Plan and the obligations of the Company with respect to any Stock Awards granted hereunder shall be subject to all applicable federal and state securities laws. If, after reasonable efforts, the Company is unable to obtain from any applicable regulatory commission or agency the authority that legal counsel for the Company deems necessary for the lawful issuance and sale of Common Stock pursuant to such Stock Awards, then the Company shall be relieved from any liability for failure to issue and sell Common Stock in connection with such Stock Awards unless and until such authority is obtained.

(b)   To facilitate the grant of any Stock Award, the Committee may impose special terms for Stock Awards granted to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States as the Board or Committee may consider necessary or appropriate to accommodate differences in local laws, tax policies or customs.

12.2 Severability.   If one or more provisions of this Plan are held to be unenforceable under applicable law, such provision shall be excluded from this Plan and the balance of the Plan shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

12.3 Governing Law.   The law of the State of California shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to such state’s conflict of laws rules.

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APPENDIX A

DEFINITIONS

“Affiliate” means any parent corporation or subsidiary corporation of the Company, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

“Board” means the Board of Directors of the Company.

“Cause” means, with respect to a particular Participant, the occurrence of any of the following:   (i) such Participant’s conviction of any felony or any crime involving fraud; (ii) such Participant’s participation (whether by affirmative act or omission) in a fraud or felonious act against the Company and/or its Affiliates; (iii) such Participant’s violation of any statutory or fiduciary duty, or duty of loyalty owed to the Company and/or its Affiliates and which has a material adverse effect on the Company and/or its Affiliates; (iv) such Participant’s violation of state or federal law in connection with such Participant’s performance of such Participant’s job; (v) breach of any material term of any contract between such Participant and the Company and/or its Affiliates; and (vi) such Participant’s violation of any material Company policy; provided, however, that the final determination that a termination is for Cause shall be made by the Board or Committee, as applicable, in its sole and exclusive judgment and discretion.

“CCR Title 10” means Title 10 of the California Code of Regulations, as amended from time to time.

“Change in Control” means any Corporate Transaction or the occurrence, in any single transaction or in any series of related transactions not approved by the Board, of any Person becoming the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then-outstanding securities; provided, however, that notwithstanding the foregoing or any other provision of this Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Stock Awards subject to such agreement (it being understood, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply).

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee of one (1) or more members of the Board appointed by the Board in accordance with Section 3.2 of the Plan.

“Common Stock” means the Company’s common stock, par value $0.001 per share.

“Company” means IT&E International Group, Inc., a Delaware corporation.

“Consultant” means any person, including an advisor, engaged by the Company or an Affiliate to render consulting or advisory services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Directors who are not compensated by the Company for their services as Directors, and the payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director shall not cause a Director to be considered a “Consultant” for purposes of the Plan.

“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, shall not terminate a Participant’s Continuous Service. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate, or to a Director shall not constitute an interruption of Continuous Service. The Board, Committee or any authorized Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in a Stock Award only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Participant’s leave of absence.

“Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(a)   there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company if, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either: (i) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction; or (ii) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction;

(b)   the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur; or

(c)    there is consummated a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity more than fifty percent (50%) of the combined voting power of the voting securities of which Entity is Owned by stockholders of the Company in substantially the same proportion as their Ownership of the Company immediately prior to such sale.

The term “Corporate Transaction” shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

“Director” means a member of the Board.

“Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the duties of that person’s position with the Company or an Affiliate because of the sickness or injury of the person.

“Employee” means any person employed by the Company or an Affiliate; provided, however, that service as a Director, or payment of a fee by the Company for services which the Board determines in its sole discretion are services as a Director or as a member of the Board of Directors of an Affiliate, shall not be sufficient to constitute “employment” by the Company or such Affiliate.

“Entity” means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

“Fair Market Value” means, as of any date, the value of the Common Stock determined by the Board in good faith and in a manner consistent with CCR Title 10.

“Incentive Stock Option” means an option to purchase shares of Common Stock that is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

“Nonstatutory Stock Option” means an option to purchase shares of Common Stock that is not intended to qualify as an Incentive Stock Option.

“Officer” means any person designated by the Company as an officer.

“Option” means an Incentive Stock Option or a Nonstatutory Stock Option granted pursuant to the Plan.

A Person shall be deemed to “Own”, to have “Owned”, to be the “Owner” of, or to have acquired “Ownership” of securities if such Person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

“Participant” means a person to whom a Stock Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

“Person” means any natural person or Entity.

“Plan” means this IT&E International Group, Inc. 2005 Equity Incentive Plan.

“Restricted Stock Award” means an award of shares of Common Stock, which is granted pursuant to the terms and conditions of Section 9 of the Plan.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Award” means any right granted under the Plan, including an Option, a Restricted Stock Award or a stock bonus.

“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Stock Award. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates.

IT&E international Group, Inc.	VOTE BY INTERNET - www.proxyvote.com
505 LOMAS SANTA FE DRIVE - STE, 200 SOLANA BEACH, CA 92075

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by IT&E International Group, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage paid envelope we have provided or return it to IT&E International Group, Inc. c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	ITEIN1	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

IT&E INTERNATIONAL GROUP, INC.
The Board of Directors recommends a Vote For the Election of Directors, and For Proposals 2 & 3.
Vote on Directors	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s name on the line below.
1. Directors - election of six (6) directors
Nominees:
01) Kelly Alberts	☐	☐	☐
02) Michael Falk
03) Cecilio M. Rodriguez
04) Robert D. Tucker
05) Alastair McEwan
06) Fred Sancilio
Vote on Proposals	For	Against	Abstain
2. To approve an amendment to our 2005 Equity Incentive Plan to increase the number of shares of common stock available for issuance under the Plan from 25,000,000 to 50,000,000;	☐	☐	☐
3. To ratify our Audit Committee’s selection of Schneider Downs & Co., Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2006;	☐	☐	☐
4. To transact any other business that may be properly presented at the Annual Meeting.

Yes	No
Please indicate if you plan to attend this meeting.	☐	☐
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	☐	☐

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

IMPORTANT

Whether or not you expect to attend our 2006 Annual Meeting of Stockholders in person, please complete, date, sign, and return the enclosed proxy card in the enclosed envelope, which requires no postage if mailed in the United States. Your proxy will be revocable any time prior to its exercise either in writing or by voting your shares personally at our 2006 Annual Meeting of Stockholders.

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IT&E INTERNATIONAL GROUP, INC.
505 Lomas Santa Fe Drive, Suite 200
Solana Beach, California 92075

NOTICE OF 2006 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 15, 2006

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder(s) hereby appoint(s) Kelly Alberts and Michael L. Jeub, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of IT&E International Group, Inc. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 A.M. (Eastern Time) on Thursday, June 15, 2006, at One North Clematis Street, Suite 300, West Palm Beach, Florida 33401, and any adjournment or postponement thereof.

All holders of shares of our common stock, as of the close of business on April 21, 2006, are entitled to receive notice of, and to vote at the Annual Meeting or any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE